UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2008

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, 15th Floor, Cleveland, Ohio		44114-2544
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2008, Cliffs Natural Resources Inc. (the "Company"), Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer (the "Agent"), and certain financial institutions (collectively, the "Lenders") entered into a second amendment (the "Amendment") to the Multicurrency Credit Agreement (the "Credit Agreement"), dated as of August 17, 2007, among the Company, the Agent and the Lenders (with JPMorgan Chase Bank, N.A., as Syndication Agent), jointly led by Banc of America Securities LLC and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Managers.

The Amendment amends, among other items, the interest rates charged and the basis on which the rates are calculated under the Credit Agreement to either (1) a range from LIBOR plus 1.75 percent to LIBOR plus 3.25 percent, based on the Company’s corporate credit ratings from Moody’s Investor Service, Inc. and Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or (2) a range from the prime rate plus 0.75 percent to the prime rate plus 2.25 percent, based on the same corporate credit ratings. With respect to letters of credit, the Amendment increases the amount of the letter of credit commitment to $150 million and provides for letters of credit in U. S. Dollars or in an alternative currency. The Amendment also eliminates the clause previously in Section 6.17 that provided for more restrictive clauses in the other debt issuances that are substantially similar to clauses in the Credit Agreement to be automatically incorporated into the Credit Agreement upon written notice from the Agent while the other debt issuance is outstanding.

The effectiveness of this Amendment is conditioned upon the closing and funding in full of the new Term Loan Agreement, executed on the same date as the Amendment, the proceeds of which are to be used to fund the Company’s acquisition of Alpha Natural Resources, Inc.

Certain of the Lenders and other parties under the Credit Agreement and the new Term Loan Agreements and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The Amendment is filed under Item 9.01 of this Form 8-K as Exhibit 4(a). The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4(a) Second Amendment to Multicurrency Credit Agreement among Cliffs Natural Resources Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and certain financial other institutions dated October 24, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

October 30, 2008	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

4.(a)	Second Amendment to Multicurrency Credit Agreement among Cliffs Natural Resources Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, and certain financial other institutions dated October 24, 2008